FOR IMMEDIATE RELEASE

Stacker Reclaimer Equipment at Dominion Terminal Associates Damaged by High Winds

BRISTOL, Tenn., June 18, 2026 – Alpha Metallurgical Resources, Inc. (NYSE: AMR), a leading U.S. supplier of metallurgical products for the steel industry, today announced that a key piece of equipment at Dominion Terminal Associates (DTA) in Newport News, Va. sustained significant damage as a result of high winds in Sunday evening’s storm. The equipment, a stacker reclaimer machine, is one of two such devices at DTA used to move coal into and out of stockpiles at the terminal. The second stacker reclaimer machine, which was refurbished earlier this year, remains intact and operational.

At this time, DTA officials are working to understand the scope of the damage to the stacker reclaimer, which sustained wind gusts of more than 80 miles per hour during an evening storm on June 14. The machine is currently inoperable. As a result, Alpha has sent force majeure letters to affected customers. With a 65% majority ownership interest in DTA, Alpha utilizes the terminal for most of its export shipments but maintains additional shipping capacity at neighboring terminals.

Terminal leaders are working to determine a timeline and plan of action for the damaged stacker reclaimer.

About Alpha Metallurgical Resources

Alpha Metallurgical Resources (NYSE: AMR) is a Tennessee-based mining company with operations across Virginia and West Virginia. With customers across the globe, high-quality reserves and significant port capacity, Alpha reliably supplies metallurgical products to the steel industry. For more information, visit www.AlphaMetResources.com.

Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements are based on Alpha's expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. These factors are difficult to predict accurately and may be beyond Alpha’s control. Forward-looking statements in this news release or elsewhere speak only as of the date made. New uncertainties and risks arise from time to time, and it is impossible for Alpha to predict these events or how they may affect Alpha. Except as required by law, Alpha has no duty to, and does not intend to, update or revise the forward-looking statements in this news release or elsewhere after the date this release is issued. In light of these risks and uncertainties, investors should keep in mind that results, events or developments discussed in any forward-looking statement made in this news release may not occur. See Alpha’s filings with the U.S. Securities and Exchange Commission for more information.

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